EXHIBIT 10.1
CALIFORNIA RESOURCES CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
Section 1. Purpose
The California Resources Corporation Employee Stock Purchase Plan is intended to provide an incentive for employees of California Resources Corporation and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company’s common stock. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.
Section 2. Definitions
Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:
(a)“Board” means the Board of Directors of the Company.
(b)“Code” means the Internal Revenue Code of 1986, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(c)“Committee” means the Compensation Committee of the Board.
(d)“Company” means California Resources Corporation, a Delaware corporation.
(e)“Date of Exercise” means the last day of each Option Period.
(f)“Date of Grant” means July 1, 2022, and thereafter, the first day of each successive October, January, April and July.
(g)“Effective Date” means February 22, 2022.
(h)“Eligible Compensation” means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or (ii) a cafeteria plan (within the meaning of Section 125 of the Code). Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, equity-based compensation, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis).
(i)“Eligible Employee” means, with respect to each Date of Grant, each employee of the Company or a Participating Company as of such Date of Grant; provided, however, that the Committee may from time to time prior to a Date of Grant elect to exclude employees of the Company and the Participating Companies who would otherwise be “Eligible Employees” pursuant to the preceding provisions of this Section 2(i) with respect to the Option Period beginning on such Date of Grant (and any subsequent Option Periods as determined by the Committee), so long as such exclusion is permitted under Section 423 of the Code; provided,
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further, however, that employees of the Company or a Participating Company who are citizens or residents of a foreign jurisdiction shall not be “Eligible Employees” if (A) the grant of an option under the Plan to a citizen or resident of such foreign jurisdiction is prohibited under the laws of such jurisdiction or (B) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.
(j)“Exchange Act” means the Securities Exchange Act of 1934, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(k)“Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the next regular business date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on that date (or if no such prices are reported on such date, on the next regular business date on which such prices are so reported); or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including applicable law.
(l)“Option Period” means the three-month period beginning on each Date of Grant.
(m)“Option Price” means the per share price of Stock to be paid by each Participant on each exercise of such Participant’s option, which price shall be equal to 85% of the Fair Market Value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less.
(n)“Participant” means an Eligible Employee who has elected to participate in the Plan and has been granted an option under the Plan.
(o)“Participating Company” means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to Section 4.
(p)“Plan” means this California Resources Corporation Employee Stock Purchase Plan, as amended from time to time.
(q)“Restriction Period” means the period of time, if any, during which shares of Stock acquired by a Participant under the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such Participant as provided in Section 8(c).
(r)“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(s)“Stock” means the Company’s common stock, par value $0.01 per share.

Section 3. Administration of the Plan
The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references to the “Committee” shall be deemed to include references to the “Board.” Subject to the provisions of the Plan and applicable laws, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall make such decisions or determinations and take such actions in its sole discretion, and all such decisions, determinations and actions made or taken by the Committee pursuant to this and the other sections of the Plan shall be conclusive on all persons, including the Company, its affiliates, stockholders, Participants, and beneficiaries or other persons claiming rights from or through a Participant. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate; provided, that such delegation does not violate state or corporate law.
The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
Section 4. Participating Companies
The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. As of the Effective Date, Tidelands Oil Production Company shall be a Participating Company. The terms of the Plan may be modified as applied to a Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its board of directors or other governing body, terminate its participation in the Plan at any time. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation at any time.

Section 5. Eligibility
Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such Date of Grant.
Section 6. Stock Subject to the Plan
Subject to the provisions of Section 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 1,250,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.
Section 7. Grant of Options
(a)In General. Commencing on July 1, 2022, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except as provided in Section 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to Section 7(d), the number of shares of Stock subject to an option for a Participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such Participant during the Option Period in accordance with Section 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, rounded down to the nearest whole share; provided, however, that the maximum number of shares of Stock that may be subject to any option for a Participant may not exceed 250 (subject to adjustment as provided in Section 13), and any payroll deductions in excess of the amount required to purchase such maximum number of shares of Stock shall be returned to the Participant as soon as administratively practicable after the Date of Exercise relating to such option.
(b)Election to Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee and with respect to each Date of Grant, a payroll deduction authorization in a form prepared by the Company whereby such Eligible Employee gives notice of such Eligible Employee’s election to participate in the Plan as of such Date of Grant, and whereby such Eligible Employee designates an integral percentage of such Eligible Employee’s Eligible Compensation (or, in lieu of an integral percentage and if permitted by the Committee, a specified whole dollar amount) to be deducted from such Eligible Employee’s Eligible Compensation for each pay period and paid into the Plan for such Eligible Employee’s account. The designated percentage may not be less than one percent nor exceed 15 percent (or such greater percentage as the Committee may establish from time to time before a Date of Grant).
(c)Changes in Payroll Authorization. The payroll deduction authorization referred to in Section 7(b) may not be changed during the Option Period. However, a Participant may withdraw from the Plan as provided in Section 9.
(d)$25,000 Limitation. No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined on the applicable Date of Grant) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively feasible after the next following Date of Exercise.
(e)Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation §1.421-1(h)(2), a Participant’s elected payroll deductions shall continue. A Participant may not contribute to the Plan during an unpaid leave of absence. If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation §1.421-1(h)(2), then such Participant’s payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a Participant takes a leave of absence that is not described in the first or third sentence of this Section 7(e), then for purposes of the Plan such Participant shall be considered to have terminated such Participant’s employment and withdrawn from the Plan pursuant to the provisions of Section 9. Further, notwithstanding the preceding provisions of this Section 7(e), if a Participant takes a leave of absence that is described in the first or third sentence of this Section 7(e) and such leave of absence exceeds three months, then for purposes of the Plan such Participant shall be considered to have terminated such Participant’s employment on the first day immediately following such three-month period and withdrawn from the Plan pursuant to the provisions of Section 9.
Section 8. Exercise of Options
(a)General Statement. Subject to the limitation set forth in Section 7(d), each Participant in the Plan automatically and without any act on such Participant’s part shall be deemed to have exercised such Participant’s option on each Date of Exercise to the extent such Participant’s accumulated, unused payroll deductions under the Plan are sufficient to purchase at the applicable Option Price whole shares of Stock and to the extent the issuance of Stock to such Participant upon such exercise is lawful, and such amount of payroll deductions as is equal to the aggregate Option Price for all such whole shares shall be deducted from the Participant’s account under the Plan and applied to the purchase of the shares and payment therefor. Any amount relating to such option that remains in a Participant’s account under the Plan representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such Participant had contributed such amount by payroll deduction to the Plan during such Option Period for the option that relates thereto; provided, however, if such Participant did not affirmatively elect to participate in the Plan for such next Option Period as provided in Section 7(b), then such amount shall be returned to such Participant as soon as administratively feasible after the applicable Date of Exercise. If the total number of shares of Stock for which options are exercised on any Date of Exercise exceeds the maximum number of shares then available for sale under the Plan, then the Company shall allocate the available shares by reducing Participants’ designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a Participant under the Plan shall be refunded to such Participant promptly.
(a)Delivery of Shares. As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise, in the aggregate, by all of the Participants. Such custodian shall keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan, and shall provide each Participant with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any commission or agency (whether U.S. or foreign) authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to return to such Participant the amount of such Participant’s payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.
(b)Restrictions on Transfer. The Committee may from time to time specify with respect to a particular grant of options the Restriction Period, if any, that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of 90 days after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however , that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this Section 8(c) shall cease to apply and the Participant may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in such Participant’s account under the Plan that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this Section 8(c) and to assure compliance with applicable laws.

Section 9. Withdrawal from the Plan
(a)General Statement. Any Participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the Participant the amount of such Participant’s payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options; and at such time, automatically and without any further act on such Participant’s part, such Participant’s payroll deduction authorization and interest in unexercised options under the Plan shall terminate.
(b)Eligibility Following Withdrawal. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which such Participant withdrew (provided that such Participant is otherwise eligible to participate in the Plan at such time).
Section 10. Termination of Employment
(a)General Statement. Except as provided in Section 10(b), if the employment of a Participant with the Company, the applicable Participating Company or any present or future parent or subsidiary corporation of the Company terminates for any reason whatsoever, then such Participant’s participation in the Plan and interest in unexercised options under the Plan automatically and without any act on such Participant’s part shall terminate as of the date of the termination of such Participant’s employment. The Company shall promptly refund to such Participant the amount of such Participant’s payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options.
(b)Termination by Retirement, Death or Disability. If the employment of a Participant terminates after such Participant has attained age 65 or due to such Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such Participant, or such Participant’s personal representative, as applicable, shall have the right to elect either to:
(i)withdraw all of such Participant’s accumulated unused payroll deductions under the Plan; or
(ii)exercise such Participant’s option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of whole shares of Stock which such Participant’s accumulated, unused payroll deductions under the Plan at the date of termination of employment will purchase at the applicable Option Price (subject to Section 7(d)), and receive a payment from the Company promptly after such exercise in the amount of such Participant’s payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options.
The Participant or, if applicable, such personal representative, must make such election by giving notice to the Company at such time and in such manner as the Company prescribes. In the event that no such notice of election is timely received by the Company, the Participant or personal representative will automatically be deemed to have elected as set forth in clause (ii) above.
Section 11. Limit on Transfer of Options
An option granted under the Plan shall be exercisable only by the Participant during the Participant’s lifetime. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. No options granted under the Plan, and no right under options granted under the Plan, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its affiliates.
Section 12. No Rights of Stockholder Until Exercise of Option
With respect to shares of Stock subject to an option, a Participant shall not be deemed to be a stockholder, and shall not have any of the rights or privileges of a stockholder, until such option has been exercised and the shares subject to such option have been delivered to the custodian pursuant to Section 8. With respect to a Participant’s Stock held by the custodian pursuant to Section 8, the custodian shall, as soon as practicable, pay such Participant any cash dividends attributable thereto or credit such dividends to such individual’s account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the Participant’s voting rights attributable thereto.
Section 13. Changes in Stock; Adjustments
(a)    Subdivision or Consolidation of Shares. The terms of any options outstanding and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery hereunder shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding option shall be increased proportionately, and (C) the Option Price for each share of Stock (or other kind of shares or securities) subject to then outstanding options shall be reduced proportionately.
(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery hereunder shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding options shall be decreased proportionately, and (C) the Option Price for each share of Stock (or other kind of shares or securities) subject to then outstanding options shall be increased proportionately.
(b)    Corporate Transactions. If the Company shall not be the surviving corporation in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee, which date shall be on or before the effective date of such merger, consolidation or other business combination or reorganization or such dissolution or liquidation, and (ii) upon such effective date all unexercised options, if any (and determined after taking into account the exercise described in the preceding clause (i)), shall expire and the Company promptly shall refund to each Participant the amount of such Participant’s payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options.
(c)    Other Changes in Stock. Upon any other change in Stock not otherwise provided for in this Section 13, appropriate action shall be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option and the number and Option Price of shares subject to options outstanding under the Plan.
Section 14. Use of Funds; No Interest Paid
All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant.
Section 15. Plan Effective Date and Term
The Plan was adopted by the Board to be effective on the Effective Date; provided, that the Plan is approved by the stockholders of the Company within 12 months before or after the Effective Date. Notwithstanding any provision in the Plan, no options granted under the Plan shall be exercisable prior to such stockholder approval, and if the stockholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder and the Company promptly shall refund to each Participant the amount of each Participant’s payroll deductions under the Plan; and thereupon, automatically and without any further act on the part of any Participant, each Participant’s payroll deduction authorization and each Participant’s interest in unexercised options under the Plan shall terminate. No options may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is February 22, 2032. However, any option granted prior to such termination (or any earlier termination pursuant to Section 16), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such option in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such option.

Section 16. Amendment, Suspension or Termination of the Plan
The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board also may suspend the operation of the Plan for any period as it may deem advisable by determining not to commence a new Option Period following any Date of Exercise; provided, that the Board may subsequently determine to end any suspension period and commence a new Option Period, subject to and to the extent permitted by the requirements of applicable laws or regulatory guidance, including Section 423 of the Code, and the terms of the Plan; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding option. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding option.
Section 17. Securities Laws
The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state, local or foreign laws, rules or regulations, or the requirements of any stock exchange or other marketplace upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares.
Any action by an Eligible Employee to commence participation or withdraw from the Plan, to change such Eligible Employee’s payroll deduction authorization, or to sell or otherwise trade any shares of Stock in such Eligible Employee’s account under the Plan, shall be subject to compliance with applicable securities laws and regulations, including laws and regulations concerning the use of material nonpublic information. Further, any such action and all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.
The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
Section 18. No Restriction on Corporate Action
Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the

Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.
Section 19. Miscellaneous Provisions
(a)Parent and Subsidiary Corporations. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.
(b)Interpretation; Headings. Headings are for convenience only and are not deemed to be part of the Plan. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in the Plan, shall refer to the Plan as a whole and not to any particular provision of the Plan. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Plan. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument, policy or other document shall be deemed to refer to such law, agreement, instrument, policy or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in the Plan refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
(c)Limitation on Rights Conferred under Plan; No Acquired Rights. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any Participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ of the Company or any of its affiliates or (ii) interfering in any way with the right of the Company or any of its affiliates to terminate any Eligible Employee’s or Participant’s employment at any time. The Plan shall not afford any Participant any additional right to compensation as a result of the termination of such Participant’s employment for any reason whatsoever.
(d)Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a non-U.S. jurisdiction if (i) the grant of an option under the Plan to a citizen or resident of such jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.
(e)Severability and Reformation. If any provision of the Plan or an option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or option, or would disqualify the Plan or any option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option and the remainder of the Plan and any such option shall remain in full force and effect.
(f)Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Los Angeles, California.
(g)Electronic or Telephonic Documentation and Submission. Any of the payroll deduction authorizations, notices, forms, designations and other documents referenced in the Plan and their submission may be electronic or telephonic, as directed by the Committee.
(h)Taxes. Any income taxes, withholding taxes or other levies on income of an Eligible Employee applied by any federal, state, local or foreign government arising from the Plan or the Eligible Employee’s participation therein shall be paid by such Eligible Employee, including any such taxes payable on (i) any amount contributed by an Eligible Employee to the purchase of shares of Stock, (ii) the benefit derived from acquiring shares of Stock at an Option Price that is less than the fair market value of such shares, and (iii) the transfer of shares of Stock to the Eligible Employee or a person designated by the Eligible Employee, including a sale or other disposition of the shares.
Each of the Company and any Participating Company, as applicable, is authorized to deduct, or cause to be deducted, from any amounts payable to an Eligible Employee, either under the Plan or otherwise, any amounts which are required to be withheld on account of taxes, and all such amounts shall be remitted to the appropriate government authority in accordance with applicable federal, state, local or foreign law. Each of the Company and any Participating Company, as applicable, may also undertake any other action reasonably necessary to permit compliance with applicable tax withholding laws, including withholding a portion of the shares of Stock otherwise deliverable to or for the account of an Eligible Employee or requiring, as a condition to the transfer of shares of Stock to the Eligible Employee or a person designated by the Eligible Employee, payment of any applicable withholding tax.

(i)    Notice of Disqualifying Disposition. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the first day of the Option Period or within one year after the Date of Exercise.
(j)    Designation of Beneficiary. A Participant may file, on forms provided by the Committee, a written designation of beneficiary who is to receive any shares of Stock and cash in respect of any fractional shares of Stock, if any, from the Participant’s account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s account in the event of the Participant’s death prior to the Date of Exercise of an Option Period.